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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        Date of report (Date of earliest event reported): AUGUST 27, 1998








                                 NETMANAGE, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                    0-15067                         77-0252226
(State of Incorporation)    (Commission File Number)     (IRS Employer Identification No.)



                          10725 NORTH DE ANZA BOULEVARD
                           CUPERTINO, CALIFORNIA 95014
                    (Address of Principal Executive Offices)





       Registrant's telephone number, including area code: (408) 973-7171


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

           On August 27, 1998, the Registrant, NetManage, Inc., a Delaware corporation ("NetManage"), acquired FTP Software, Inc., a Massachusetts corporation ("FTP"), through the merger of Amanda Acquisition Corp., a Massachusetts corporation and a wholly-owned subsidiary of NetManage ("Merger Sub"), with and into FTP (the "Merger"), which survived the Merger as a wholly-owned subsidiary of NetManage, pursuant to the Agreement and Plan of Reorganization dated as of June 15, 1998, as amended as of June 30 and July 14, 1998 (the "Reorganization Agreement"), among FTP, NetManage and Merger Sub.

           Pursuant to the Merger, each outstanding share of the Common
Stock, par value $0.01 per share, of FTP ("FTP Common Stock") and each associated right granted under the Rights Agreement dated as of December 1, 1995 between FTP and State Street Bank and Trust Company, as Rights Agent, as amended as of November 7, 1996, February 27, 1998 and June 15, 1998, was converted into the right to receive 0.72767 of a share of the Common Stock, par value $0.01 per share, of NetManage ("NetManage Common Stock"). As a result, the 34,035,263 shares of FTP Common Stock outstanding immediately prior to the Merger (excluding any dissenting shares) were converted into approximately 24,766,440 registered shares of NetManage Common Stock. In addition, options to acquire approximately 5,587,528 shares of FTP Common Stock outstanding under FTP's stock option plans for its employees and its non-employee directors were assumed by NetManage and converted into options to purchase approximately 4,065,351 shares of NetManage Common Stock. A Registration Statement on Form S-8 with respect to the shares of NetManage Common Stock underlying such options was filed by NetManage on August 31, 1998.

           In addition, immediately following the Merger, NetManage began to effect a reorganization plan for the combined company which is expected to be completed by the end of 1998 and which is expected to result in a one time pre-tax charge currently estimated to be in the range of $15 million to $17 million in the third quarter of 1998. The reorganization plan involves the consolidation of certain sales and marketing and operations locations and restructuring development activities, which is expected to result in asset writedowns and a reduction in the combined company's worldwide workforce involving approximately 200 employees in total.

           The summary of the provisions of the Reorganization Agreement set forth above is qualified in its entirety by reference to the Reorganization Agreement, which is incorporated herein by reference to Annex A to the Registration Statement on Form S-4 of NetManage (the "Form S-4") filed with the Securities and Commission (the "Commission") on July 15, 1998. Certain statements contained above, including the estimate of the amount of the one time charge expected to be incurred in the third quarter of 1998, constitute "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including further review of costs associated with the Merger and the reorganization described above by NetManage's management and independent public accountants, risks associated with the integration of the operations of NetManage and FTP, including the effect of the reorganization on the combined company's business, operations and financial condition and performance and NetManage's ability to retain and attract qualified employees, and other risks that could affect the combined company's financial results, all as more particularly identified in the Form S-4.

ITEM 5.  OTHER EVENTS.

           On August 27, 1998, NetManage's Certificate of Incorporation was amended to increase the total number of authorized shares of NetManage Common Stock from 75,000,000 to 125,000,000.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)        FINANCIAL STATEMENTS

           NetManage will file the financial statements required by paragraph
(a) of Item 7 of Form 8-K promulgated by the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), within 60 days of the date that this initial report on Form 8-K must be filed with the Commission.

(b)        PRO FORMA FINANCIAL INFORMATION

           NetManage will file the pro forma financial information required by paragraph (b) of Item 7 of Form 8-K promulgated by the Commission pursuant to the Exchange Act within 60 days of the date that this initial report on Form 8-K must be filed with the Commission.

(c)        EXHIBITS

           3 Form of Certificate of Amendment of Certificate of Incorporation of NetManage (1)

           10 Composite Agreement and Plan of Reorganization dated as of June 15, 1998, as amended as of June 30 and July 14, 1998, among FTP Software, Inc., NetManage, Inc. and Amanda Acquisition Corp. (2)

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(1)  Incorporated by reference to Exhibit 3.2 to NetManage's Registration
     Statement on Form S-4, Registration No. 333-59101, filed with the Commission on July 15, 1998 (the "Form S-4").

(2)  Incorporated by reference to Annex A to the Form S-4.


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                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NETMANAGE, INC.

Date: September 11, 1998             By: /s/ Gary R. Anderson
                                         ---------------------------------------
                                         Gary R. Anderson,
                                         Chief Financial Officer and Senior Vice
                                         President, Finance